UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2007

Date of Report

June 13, 2007

(Date of earliest event reported)

SILVERGRAPH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30951	67-0695367
(State or other jurisdiction	(Commission file number)	(IRS employer I.D. No.)
of incorporation)

11919 Burke Street

Santa Fe Springs, CA  90670-2507
(Address of principal executive offices)

(562) 693-3737
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreement

Convertible Notes

On June 12, 2007, we issued 10% convertible PIK notes in the aggregate principal amount of $250,000 to two accredited investors.  We issued the notes pursuant to subscription agreements with each investor.  We will use the proceeds of this financing for debt repayment and general working capital purposes.

The outstanding principal and interest on the notes are payable by us on or before August 31, 2009.  The notes will bear interest at a rate of ten percent (10%) per annum. Interest shall be paid quarterly with payment in cash or in shares of the Company’s Common Stock at the Company’s option.  Should the Company opt to pay the interest in shares of Common Stock, the interest amount will be based on a ten percent (10%) discount to the market price of the Company’s Common Stock based on the average ten (10) day bid price for the ten days prior to the dividend due date.

Each holder of a note may convert in whole or in part the outstanding principal plus accrued but unpaid interest into our common stock at a conversion price of $0.10 per share, subject to adjustment.  The notes also require mandatory conversion into shares of our Class A Senior Convertible Preferred Stock at a price of $1.00 per share.  The notes will convert to the Class A Senior Convertible Preferred Stock at such time as the Company files same with the State of Nevada.

The Class A Senior Convertible Preferred Stock is convertible at the holders option into our Common Stock at a price of $0.10 per share.  After two years of issuance, the Company may convert this Class A Senior Convertible Preferred Stock if the price of the Company’s Common Stock is equal to or above two (2) times the Conversion Price for a period of ten (10 consecutive trading days and the Company’s 90 day average trading volume is equal to or above 25,000 shares per day and such shares shall be converted at the Conversion Price.

The Company is in the process of obtaining Shareholder approval for the establishment of a class of Preferred Stock.

 We offered and sold the notes only to “accredited investors”, as such term is defined in the Securities Act.  The offer and sale of the notes, and the conversion and exchange of the notes, were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act.

Item 3.02.  Unregistered Sales of Equity Securities

Please see the discussion under Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference.

Item 8.01   Other Events

On May 29, 2007, the Company entered into an agreement with Edward Brian O’Dwyer Separate Property Trust (“Noteholder”) whereby the Noteholder agreed to accept a cash amount equal to 10% of the Company’s current convertible note financing (see Item 1.01 above) and convert the balance of the Edward Brian O’Dwyer Separate Property Trust original note into Class A Senior Convertible Preferred Stock.

Item 9.01  Financial Statements and Exhibits

Exhibit No.

Title

10.1

Class A Senior Convertible Preferred Stock Subscription

and Note

10.2

Preferred Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGRAPH INTERNATIONAL, INC.

Date: June 18, 2007	By: /s/ James R. Simpson
James R. Simpson Chief Executive Officer

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